Exhibit 1.1

Execution Version

Terms Agreement

BofA Securities, Inc.

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

As Representatives of

the several

Underwriters listed in

Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, Pennsylvania 15222

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

September 13, 2023

Dear Ladies and Gentlemen:

Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Certain terms defined in the Terms and Provisions and the addresses of the Representatives referred to in Section 11 of the Terms and Provisions are set forth in Schedule II hereto. For the avoidance of doubt, the Company and the Underwriters acknowledge and agree that the phrase “since the date of this Agreement” in Section 6(j) of the Terms and Provisions shall refer to the date of this Terms Agreement.

The Representatives hereby confirm and the Company acknowledges that the list of the Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) in the fifth paragraph, the first sentence of the eighth paragraph, and each paragraph under the sub-heading “Other Relationships” under the heading “Underwriting” in the Company’s Prospectus Supplement dated September 13, 2023, to the Company’s Prospectus dated February 18, 2021, relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

All the provisions contained in the Terms and Provisions, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Terms and Provisions had been set forth in full herein, except for :

•

Section 1(y), which is hereby deleted in its entirety and replaced with the following: “(y) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, HM Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donestsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and Zaporizhzhia Regions and Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, in all cases unless otherwise authorized under a license issued by OFAC. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any material dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.”

For the purposes of the Terms and Provisions, the “Applicable Time” shall be 3:25 p.m. (Eastern Time) on the date hereof.

2

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Jennifer C. Mason
Name:	Jennifer C. Mason
Title:	Vice President and Treasurer

[Signature Page – Terms Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name:	Shawn Cepeda
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Scott Smith
Name:	Scott Smith
Title:	Managing Director

PNC CAPITAL MARKETS LLC

By:	/s/ Valerie Shadeck
Name:	Valerie Shadeck
Title:	Managing Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles P. Carpenter
Name:	Charles P. Carpenter
Title:	Senior Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page – Terms Agreement]

Schedule I

	Principal Amount of Securities to be Purchased
Underwriter	Series LL Notes	Series MM Notes
BofA Securities, Inc.	$33,975,000	$52,850,000
Goldman Sachs & Co. LLC	33,975,000	52,850,000
PNC Capital Markets LLC	33,975,000	52,850,000
U.S. Bancorp Investments, Inc.	33,975,000	52,850,000
Deutsche Bank Securities Inc.	25,875,000	40,250,000
J.P. Morgan Securities LLC	25,875,000	40,250,000
Wells Fargo Securities, LLC	25,875,000	40,250,000
Citigroup Global Markets Inc.	24,075,000	37,450,000
Fifth Third Securities, Inc.	24,075,000	37,450,000
Scotia Capital (USA) Inc.	24,075,000	37,450,000
Truist Securities, Inc.	24,075,000	37,450,000
HSBC Securities (USA) Inc.	17,550,000	27,300,000
ICBC Standard Bank Plc	17,550,000	27,300,000
Siebert Williams Shank & Co., LLC	18,000,000	28,000,000
TD Securities (USA) LLC	17,550,000	27,300,000
Loop Capital Markets LLC	13,500,000	21,000,000
Capital One Securities, Inc.	12,825,000	19,950,000
BNY Mellon Capital Markets, LLC	12,825,000	19,950,000
UniCredit Capital Markets LLC	12,825,000	19,950,000
NatWest Markets Securities Inc.	8,775,000	13,650,000
Standard Chartered Bank	8,775,000	13,650,000

Total	$450,000,000	$700,000,000

Schedule II-A

Representatives:	BofA Securities, Inc. Goldman Sachs & Co. LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

Underwriting Agreement:	March 3, 2021

Registration Statement No.:	333-253260

Title of Securities:	5.450% Series LL Notes due 2026 (the “Series LL Notes”)

Aggregate Principal Amount:	$450,000,000

Price to Public:	99.349% of the principal amount of the Series LL Notes, plus accrued interest, if any, from September 15, 2023

Underwriting Discount:	0.400%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	September 15, 2026

Interest Rate:	5.450% per annum, payable semiannually

Interest Payment Dates:	March 15 and September 15, commencing on March 15, 2024

CUSIP / ISIN:	571903 BM4 / US571903BM43

Optional Redemption Provisions:	Prior to August 15, 2026 (one month prior to their maturity date) (the “Series LL Par Call Date”), the Company may redeem the Series LL Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series LL Notes discounted to the redemption date (assuming the Series LL Notes matured on the Series LL Par

Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series LL Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series LL Notes to the redemption date.

On or after the Series LL Par Call Date, the Company may redeem the Series LL Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series LL Notes being redeemed plus accrued and unpaid interest on the Series LL Notes to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Series LL Notes at a price equal to 101% of the principal amount of the Series LL Notes, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated September 13, 2023.

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated September 13, 2023 relating to the Securities.

Securities Exchange:	The Series LL Notes will not be listed on any exchange.

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by S&P Global Ratings

Closing Date and Delivery Date:	September 15, 2023

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017

Address for Notices to Underwriters:

BofA Securities, Inc.

114 W. 47th Street, NY8-114-07-01

New York, New York 10036

Facsimile: (646) 855-5958

Email: dg.hg_ua_notices@bofa.com

Attention: High Grade Transaction

Management/Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Facsimile: (212) 902-9316

Attention: Registration Department

PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222

Facsimile: (412) 762-2760

Attention: Debt Capital Markets, Fixed Income

Transaction Execution

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 335-2393

Attention: Debt Capital Markets

Schedule II-B

Representatives:	BofA Securities, Inc. Goldman Sachs & Co. LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

Underwriting Agreement:	March 3, 2021

Registration Statement No.:	333-253260

Title of Securities:	5.550% Series MM Notes due 2028 (the “Series MM Notes”)

Aggregate Principal Amount:	$700,000,000

Price to Public:	99.434% of the principal amount of the Series MM Notes, plus accrued interest, if any, from September 15, 2023

Underwriting Discount:	0.600%

Indenture:	Indenture dated as of November 16, 1998 between Marriott International, Inc. and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee

Date of Maturity:	October 15, 2028

Interest Rate:	5.550% per annum, payable semiannually

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2024

CUSIP / ISIN:	571903 BN2 / US571903BN26

Optional Redemption Provisions:

Prior to September 15, 2028 (one month prior to their maturity date) (the “Series MM Par Call Date”), the Company may redeem the Series MM Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series MM Notes discounted to the redemption date (assuming the Series MM Notes matured on the Series MM Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series MM Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series MM Notes to the redemption date.

On or after the Series MM Par Call Date, the Company may redeem the Series MM Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series MM Notes being redeemed plus accrued and unpaid interest on the Series MM Notes to the redemption date.

Purchase of Securities Upon a Change in Control Repurchase Event:	If a change of control repurchase event occurs, the issuer will be required, subject to certain conditions, to make an offer to repurchase the Series MM Notes at a price equal to 101% of the principal amount of the Series MM Notes, plus accrued and unpaid interest to the date of repurchase. “Change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

“Change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction effected to create a holding company for us will not be deemed to involve a change of control if: (1) pursuant to such transaction we become a direct or indirect wholly owned subsidiary of such holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, measured by voting power rather than number of shares.

“Below investment grade rating event” is defined in the Preliminary Prospectus Supplement dated September 13, 2023.

Sinking Fund Provisions:	None

Other Provisions:	As specified in the Preliminary Prospectus Supplement dated September 13, 2023 relating to the Securities.

Securities Exchange:	The Series MM Notes will not be listed on any exchange.

Ratings:	Baa2 by Moody’s Investors Service, Inc. BBB by S&P Global Ratings

Closing Date and Delivery Date:	September 15, 2023

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, New York 10017

Address for Notices to Underwriters:

BofA Securities, Inc.

114 W. 47th Street, NY8-114-07-01

New York, New York 10036

Facsimile: (646) 855-5958

Email: dg.hg_ua_notices@bofa.com

Attention: High Grade Transaction Management/Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Facsimile: (212) 902-9316

Attention: Registration Department

PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222 Facsimile: (412) 762-2760

Attention: Debt Capital Markets, Fixed Income

Transaction Execution

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Facsimile: (704) 335-2393

Attention: Debt Capital Markets

ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated September 13, 2023

ANNEX B

Issuer Free Writing Prospectus Filed Pursuant to Rule 433

supplementing the

Preliminary Prospectus Supplement dated September 13, 2023

Registration No. 333-253260

MARRIOTT INTERNATIONAL, INC.

$450,000,000 5.450% Series LL Notes due 2026

$700,000,000 5.550% Series MM Notes due 2028

PRICING TERM SHEET

Dated: September 13, 2023

5.450% Series LL Notes due 2026

Issuer:	Marriott International, Inc. (the “Company”)

Anticipated Ratings (Moody’s / S&P)*:	Baa2 / BBB

Security:	5.450% Series LL Notes due 2026 (the “Series LL Notes”)

Aggregate Principal Amount:	$450,000,000

Maturity Date:	September 15, 2026

Coupon:	5.450%

Interest Payment Dates:	March 15 and September 15, commencing on March 15, 2024

Day Count Convention:	360-day year consisting of twelve 30-day months

Price to Public:	99.349% of the principal amount

Benchmark Treasury:	4.375% due August 15, 2026

Benchmark Treasury Price / Yield:	99-04 3⁄4 / 4.689%

Spread to Benchmark Treasury:	+100 basis points

Yield to Maturity:	5.689%

Optional Redemption Provisions:

Prior to August 15, 2026 (one month prior to their maturity date) (the “Series LL Par Call Date”), the Company may redeem the Series LL Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series LL Notes discounted to the redemption date (assuming the Series LL Notes matured on the Series LL Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series LL Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series LL Notes to the redemption date.

On or after the Series LL Par Call Date, the Company may redeem the Series LL Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series LL Notes being redeemed plus accrued and unpaid interest on the Series LL Notes to the redemption date.

Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated September 13, 2023.

Trade Date:	September 13, 2023

Expected Settlement Date:	September 15, 2023 (T+2)

CUSIP / ISIN:	571903 BM4 / US571903BM43

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

Scotia Capital (USA) Inc.

Truist Securities, Inc.

Senior Co-Managers:

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Siebert Williams Shank & Co., LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

Capital One Securities, Inc.

BNY Mellon Capital Markets, LLC

UniCredit Capital Markets LLC

NatWest Markets Securities Inc.

Standard Chartered Bank

5.550% Series MM Notes due 2028

Issuer:	Marriott International, Inc. (the “Company”)

Anticipated Ratings (Moody’s / S&P)*:	Baa2 / BBB

Security:	5.550% Series MM Notes due 2028 (the “Series MM Notes”)

Aggregate Principal Amount:	$700,000,000

Maturity Date:	October 15, 2028

Coupon:	5.550%

Interest Payment Dates:	April 15 and October 15, commencing on April 15, 2024

Day Count Convention:	360-day year consisting of twelve 30-day months

Price to Public:	99.434% of the principal amount

Benchmark Treasury:	4.375% due August 31, 2028

Benchmark Treasury Price / Yield:	99-31+ / 4.378%

Spread to Benchmark Treasury:	+130 basis points

Yield to Maturity:	5.678%

Optional Redemption Provisions:

Prior to September 15, 2028 (one month prior to their maturity date) (the “Series MM Par Call Date”), the Company may redeem the Series MM Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Series MM Notes discounted to the redemption date (assuming the Series MM Notes matured on the Series MM Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Series MM Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Series MM Notes to the redemption date.

On or after the Series MM Par Call Date, the Company may redeem the Series MM Notes, in whole or in part, at any time and from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Series MM Notes being redeemed plus accrued and unpaid interest on the Series MM Notes to the redemption date.

Change of Control:	Issuer repurchase offer required following certain changes of control as described in the Preliminary Prospectus Supplement dated September 13, 2023.

Trade Date:	September 13, 2023

Expected Settlement Date:	September 15, 2023 (T+2)

CUSIP / ISIN:	571903 BN2 / US571903BN26

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

BofA Securities, Inc.

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

Scotia Capital (USA) Inc.

Truist Securities, Inc.

Senior Co-Managers:

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

Siebert Williams Shank & Co., LLC

TD Securities (USA) LLC

Loop Capital Markets LLC

Capital One Securities, Inc.

BNY Mellon Capital Markets, LLC

UniCredit Capital Markets LLC

NatWest Markets Securities Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, PNC Capital Markets LLC at 1- 855-881-0697 or U.S. Bancorp Investments, Inc. at 1-877-558-2607.